Exhibit 10.16a

IPSCO Inc.
2005 Form 10-K

2003 Restricted Share Award Agreements with Executives

In accordance with the Instructions of Item 601 of Regulation S-K, the registrant has omitted filing the 2003 Restricted Share and Performance Unit Award Agreements by and between IPSCO Inc. and the following Executive as exhibits to this Form 10-K because, except as noted, they are identical, to the form of Restricted Share and Performance Unit Agreement filed as Exhibit 10.16 with this Form 10-K.

1.               John Tulloch, dated as of July 24, 2003, award of 8,800 restricted shares.

2.               Joseph Russo, dated as of July 24, 2003, award of 6,000 restricted shares.